Exhibit 99.1

Armata Pharmaceuticals Receives $4.65 Million of Additional Non-Dilutive Award Funding from the U.S. Department of Defense to Support Ongoing diSArm Clinical Trial of AP-SA02

Phase 1b/2a diSArm trial evaluated AP-SA02 as a potential treatment for complicated Staphylococcus aureus bacteremia

Topline data anticipated in Q2 2025 to support potential future pivotal bacteremia efficacy trial

LOS ANGELES, Calif., May 01, 2025 -- Armata Pharmaceuticals, Inc. (NYSE American: ARMP) (“Armata” or the “Company”), a biotechnology company focused on the development of high-purity, pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections, today announced that it has received an additional $4.65 million of non-dilutive funding pursuant to a previously announced Department of Defense (DoD) award, received through the Medical Technology Enterprise Consortium (MTEC) and managed by the Naval Medical Research Command (NMRC) – Naval Advanced Medical Development (NAMD) with funding from the Defense Health Agency and Joint Warfighter Medical Research Program. The award, currently totaling $26.2 million, was awarded to Armata to support clinical development of its optimized phage candidate, AP-SA02, as a potential treatment for complicated Staphylococcus aureus bacteremia (SAB). The additional $4.65 million will be used to support Phase 2a study close out activities as well as for the preparation and execution of an end-of-phase 2 meeting with the U.S. Food and Drug Administration.

“The DoD has been an essential partner throughout the development of AP-SA02, and we are very grateful for their continued support of this important program,” stated Dr. Deborah Birx, Chief Executive Officer of Armata. “We remain committed to efficiently advance AP-SA02 through full clinical development and introduce this novel phage-based anti-infective for the benefit of military personnel and civilians alike.”

“At Armata, we remain laser focused on demonstrating, in rigorously designed placebo-controlled clinical trials, the potential of phage therapy to successfully combat evolving deadly bacteria, including systemic Staphylococcus aureus infections. In parallel, we have developed our proprietary manufacturing process with complete in-house U.S.-based capacity to support clinical development as well as full future commercial production. This not only allows us to be efficient but is also expected to ensure immediate access to patients in need if AP-SA02 is found to be effective,” Dr. Birx concluded.

The diSArm study is a Phase 1b/2a, randomized, double-blind, placebo-controlled, multiple ascending dose escalation study of the safety, tolerability, and efficacy of intravenous AP-SA02 as an adjunct to best available antibiotic therapy compared to best available antibiotic therapy alone for the treatment of adults with SAB.

This study was conducted in two phases: Phase 1b evaluated the safety and tolerability of multiple ascending intravenous doses of AP-SA02 or placebo as an adjunct to best available therapy (BAT) compared to BAT alone in subjects with SAB. Phase 2a evaluated the efficacy, safety, and tolerability of multiple doses of AP-SA02 or placebo as an adjunct to BAT compared to BAT alone in subjects with complicated SAB. The study achieved full enrollment of 50 subjects in November 2024, with the last patient visit having taken place in January 2025. During the execution of the trial, Armata was able to dose escalate to 5e10 PFU every six hours (2E11 PFU every 24 hours) for five days without clinically significant adverse events. In parallel with dose escalation, the evolution of two distinct blinded subsets of subjects receiving phage has been observed. One subset, comprising approximately half of the treated group, has evidence of persistence of detectable phage in the blood consistent with in vivo phage amplification. This suggests that, despite the best available antibiotic treatment for greater than five days, reservoirs of active SAB remained that Armata’s phages targeted, infected and killed before recirculating in the intravascular space.

As of now, the Company anticipates receipt of topline data in the next few weeks, where it can explore the two aforementioned subsets in an unblinded manner. Topline results are also expected to inform the optimal dose of AP-SA02 to be evaluated in the larger definitive efficacy study.

For more information on the diSArm study, see NCT05184764.

In addition, Armata filed its Annual Report for the year ended December 31, 2024 on Form 10-K with the Securities and Exchange Commission (the “SEC”) on March 21, 2025. The audit opinion included in the Company’s Form 10-K for the year ended December 31, 2024 contains a going concern explanatory paragraph. This announcement is made pursuant to the disclosure requirements of NYSE American Company Guide Sections 401(h) and 610(b) and does not represent any change or amendment to the Company’s financial statements or to its Annual Report on Form 10-K for the year ended December 31, 2024.

About Armata Pharmaceuticals, Inc.

Armata is a clinical-stage biotechnology company focused on the development of high-purity pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using its proprietary bacteriophage-based technology. Armata is developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, Staphylococcus aureus, and other pathogens. Armata is committed to advancing phage therapy with drug development expertise that spans bench to clinic including in-house phage-specific cGMP manufacturing to support full commercialization.

Forward Looking Statements

This communication contains “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995. These statements relate to future events, results or to Armata’s future financial performance and involve known and unknown risks, uncertainties and other factors which may cause Armata’s actual results, performance or events to be materially different from any future results, performance or events expressed or implied by the forward-looking statements. In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions. These forward-looking statements reflect management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this communication and are subject to risks and uncertainties including risks related to Armata’s development of bacteriophage-based therapies; ability to staff and maintain its production facilities under fully compliant current Good Manufacturing Practices; ability to meet anticipated milestones in the development and testing of the relevant product; ability to be a leader in the development of phage-based therapeutics; ability to achieve its vision, including improvements through engineering and success of clinical trials; ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of its product candidates and commercialize any approved products on its expected timeframes or at all; and Armata’s estimates regarding anticipated operating losses, capital requirements and needs for additional funds. Additional risks and uncertainties relating to Armata and its business can be found under the caption “Risk Factors” and elsewhere in Armata’s filings and reports with the SEC, including in Armata’s Annual Report on Form 10-K, filed with the SEC on March 21, 2025, and in its subsequent filings with the SEC.

Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

At Armata:

Pierre Kyme

Armata Pharmaceuticals, Inc.

ir@armatapharma.com

310-665-2928 x234

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

212-915-2569